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                                                                   Exhibit 10.32


                                LEASE AMENDMENT

DATED:    October 9, 1997

BETWEEN:  PBP-N, INC. dba
          PACIFIC BUSINESS PARK NORTH    LANDLORD

AND:      GEERLINGS AND WADE
          A Massachusetts corporation    TENANT


     By written Lease dated July 18, 1994, Tenant leased from Landlord approximately 5,000 square feet of warehouse and office space located in Building No. 5, Pacific Business Park, 7012 South 220th Street, Kent, Washington 98032 (hereinafter referred to as "the Premises"). The Lease expires November 30, 1997.

          Tenant now wishes to extend the term of the Lease.

          NOW, THEREFORE, the parties agree as follows:

     1. The Lease shall be extended for an additional 36 months commencing December 1, 1997 and continuing through November 30, 2000.

     2. The base rent shall increase to $2,060.00 per month through the extended term.

     3. Tenant has deposited $1,860.00 with Landlord under the terms of the Lease. Tenant shall now deposit with Landlord an additional $200.00, bringing its total security deposit to $2,060.00.

     4. Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the extended term.

        IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first written above.

PBP-N, INC. dba                               GEERLINGS AND WADE
PACIFIC BUSINESS PARK NORTH                   A Massachusetts corporation


By  /s/ Leon Hartvickson                      By  /s/ David R. Pearce
-------------------------                     ------------------------
Leon Hartvickson                              David R. Pearce
Vice President                                Vice President